Exhibit 10.1

Certain information has been omitted from the exhibit because it is both (i) not material and (ii) of the type that the registrant customarily and actually treats as private or confidential. The omissions have been indicated by (“[***]”).

NORTHAM

PLATINUM LIMITED

Building 4, 1st Floor, Maxwell Office Park

Magwa Crescent West, Waterfall City

Jukskei View 2090, South Africa

PO Box 412694

Cralghall 2924

South Africa

Tel: +27 11 759 6000 I Fax: •127 11 325 4795

WebsIte: www.northam.co.za

SALE OF CONCENTRATE AGREEMENT

between

PILANESBERG PLATINUM MINES (PROPRIETARY) LIMITED

Registration number 2002/015572/07

(hereinafter referred to as "the Seller")

And

NORTHAM PLATINUM LIMITED

Registration number 1977/003282/06

(hereinafter referred to as "the Purchaser")

1.	DEFINITIONS AND INTERPRETATION In this Agreement:

1.1.	clause headings are included for reference and convenience purposes only and shall not in any way affect or govern the interpretation or construction of this Agreement;

1.2.	unless the context clearly indicates a contrary intention, words importing:-

1.2.1.	any gender includes the other genders;

1.2.2.	the singular includes the plural and vice versa;

1.2.3.	natural persons include juristic persons (incorporated or unincorporated) and vice versa;

1.3.	unless expressly stated or where the context clearly indicates a contrary intention, the following words bear the meanings assigned to them below and cognate expressions bear corresponding meanings:-

1.3.1.	"Agreement" means this Sale of Concentrate Agreement and its annexures;

1.3.2.	"Business Day" means any day other than a Saturday, Sunday or official public holiday in the RSA;

1.3.3.	"Confidential Information" shall include but not be limited in interpretation to all secret knowledge, technical, mining information and specifications, designs, electronic artwork, manufacturing techniques, circuit diagrams, instruction manuals, blue prints, samples, devices, demonstrations, know-how, information concerning materials, demonstrations, marketing and business information generally, as well as all machinery-related, technical, commercial and scientific information of a proprietary nature of the other Party as well as the other Party's intellectual property;

1.3.4.	"Concentrate" means non-hazardous flotation concentrate arising from the process of flotation whereby Contained Metals are produced and delivered by the Seller to the Purchaser at the Delivery Point in filter cake form;

1.3.5.	"Concentrator" means the Seller's Platinum Group Metals concentrator located at the Mine;

1.3.6.	"Concentrate Batch/es" means individual consignment's of Concentrate delivered to the Delivery Point not exceeding [***] DMT (dry metric tons);

1.3.7.	"Contained Metals" means the metals to be taken into account for purposes of calculation of the Purchase Price, namely Platinum, Palladium, Rhodium, Ruthenium, Iridium, Gold, Nickel and Copper and "Contained Metal" shall mean any one of them as required by the context;

1.3.8.	"Delivery Month" means the Month in which Concentrate is delivered by the Seller to the designated Delivery Point;

1.3.9.	"Delivery Point" means the designated area for off-loading Concentrate at Northam Platinum's' Processing Complex at Zondereinde Mine;

1.3.10.	"Designated Representative" means, in the case of the Seller, the Chief Operating Officer and in the case of the Purchaser, the Smelter Manager or any other manager of a Party as designated by that Party in writing from time to time;

1.3.11.	"DMTs" means the measure of Dry Metric Tons of Concentrate to be delivered with the moisture percentage contained therein as provided for in clause 8,1;

1.3.12.	"Law" means any national or provincial legislation of the Republic of South Africa including regulations, by-laws or other subordinate legislation, the common law and any directives or requirements and guidelines laid down by any governmental authority;

1.3.13.	"MHS Act" means the Mine Health and Safety Act, 1996, together with any amendments to it and all regulations promulgated thereunder from time to time, and any directives or rules issued thereunder from time to time;

1.3.14.	"Mine" means the current and planned mining operations of the Seller and any affiliate thereof during the Term, notably those situated within the contiguous. Tuschenkomst, Wilgespruit and Magazynskraal farms located in the North West Province;

1.3.15.	"Month" means a calendar month;

1.3.16.	"Northam" means Northam Platinum Limited, Registration Number 19771003282/06, a limited liability public company duly incorporated in the Republic of South Africa;

1.3.17.	"Party/Parties" means the Seller and the Purchaser, or either of them as required by the context;

1.3.18.	"Pricing Period" means the period from the first to the last day of the second calendar Month following a Delivery Month;

1.3.19.	"Purchaser" means Northam Platinum Limited, including its Zondereinde, Booysendal and Eland divisions which includes any projects related thereto;

1.3.20.	"Purchase Price" means the purchase price of Concentrate purchased by the Purchaser from the Seller under this Agreement, calculated in accordance with clause 9;

1.3.21.	"RSA" means the Republic of South Africa;

1.3.22.	"Sample" means samples of Concentrate taken by the Seller in accordance with clause 6;

1.3.23.	"Seller" means Pilanesberg Platinum Mines (Pty) Ltd, Registration Number 2002/015572/07, of Unit FF04, First Floor, Southdowns Office Park, Block C, Cnr of John Vorster and Karee Road, Irene, Ext 54, 0157, and/or its successors in title or assigns referred to in clause 20.1;

1.3.24.	"Signature Date" means the date on which this Agreement is signed by the Party which signs it last in time, which date shall be the effective date of this Agreement;

1.3.25.	"Term" has the meaning ascribed to it in Clause 3.1; and

1.3.26.	"Ton" means a dry metric ton (DMT).

1.4.	if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition and interpretation clause, effect shall be given to it as if it were a substantive provision in the body of this Agreement;

1.5.	where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

1.6.	when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or official public holiday in the RSA, as the case may be, in which case the last day shall be the next succeeding Business Day;

1.7.	the rule of construction, that this Agreement shall be interpreted against the Party responsible for the drafting and/or preparation hereof, shall not apply;

1.8.	schedules, appendices or annexures to this Agreement shall be deemed to be incorporated in and form part of this Agreement;

1.9.	expressions defined in this Agreement shall bear the same meanings in schedules, appendices or annexures to this Agreement to the extent to which they do not themselves contain their own definitions;

1.10.	the termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provided that they will operate after any such termination or which of necessity must continue to have effect after such termination, notwithstanding that the clauses themselves do not expressly provide for this.

1.11	words and expressions defined in any sub-clause shall, for purposes of the clause of which that sub-clause forms part, bear the meaning assigned to such words and expressions in that sub-clause; and

1.12.	any reference to an enactment, regulation, rule or by-law is to that enactment, regulation, rule or by-law as at the Signature Date, and as amended from time to time.

1.13.	Both Parties are independent contracting Parties and the relationship between them in terms of this Agreement does not constitute nor may it be construed as constituting a fiduciary relationship, contract of agency, partnership or employment. Neither Party shall represent or allow itself to be represented as an employee or agent of the other.

1.14.	Neither Party shall incur any liability of any nature whatsoever for or on behalf of the other and shall have no authority to bind the other Party by any representations, statements or agreements made or concluded by it.

2.	INTRODUCTION

2.1.	The Seller is the holder of the Mining Right comprising the right to mine and dispose of Platinum Group Metals produced at the Mine. The Seller produces Platinum Group Metals and associated minerals as an integral part of its mining activities and accordingly the Seller has constructed the Concentrator to concentrate the Contained Metals.

2.2.	The Seller has agreed to deliver and sell the Concentrate produced at the Concentrator to the Purchaser and the Purchaser has agreed to purchase and take delivery of such Concentrate on the terms and conditions of this Agreement.

2.3.	The Parties wish to record their Agreement in writing.

3.	COMMENCEMENT AND DURATION

3.1.	The term of this agreement (the "Term") is from the Start Date to 31 December 2025, and "Start Date" means the first day of the calendar month following the first to occur of (i) the day on which the minimum contractual delivery amount has been delivered by the Seller to its current offtake counterparty ("Current Off taker") under the Current Offtake Agreement thereby automatically terminating that agreement [***], and (ii) the day on which the Current Off taker has waived its rights to the contractual minimum delivery amount due under the Current Offtake Agreement, and "Current Offtake Agreement" means the offtake agreement currently in force between the Seller and the Current Off taker.

3.2.	It is agreed that the parties may terminate this contract in the third year (2025) by giving three (3) months' written notice. The parties may also reconsider the quantities during this last year (2025) of the contract period by mutual agreement.

3.3.	The Seller will deliver an estimated [***] to the Purchasers site tons per month. This estimate is based on the Seller's internal estimate; actual delivery amounts in any Delivery Month may vary from the estimate.

4.	SALE OF CONCENTRATE

The Seller sells to the Purchaser, who purchases, monthly quantities comprising batches of approximately [***] tons of concentrate produced by the Seller at the Concentrator. The Seller confirms that the Concentrate Batches will be sourced from the Mine throughout the Term of the agreement.

5.	DELIVERY OF CONCENTRATE

5.1.	The Seller and/or its nominated contractor shall deliver the Concentrate DAP to the Delivery Point as and when Concentrate Batches become available. All deliveries shall be made as per the agreed delivery schedules, provided that prior agreement and approval for all delivery schedules is obtained from the Purchaser's Designated Representative (acting reasonably) responsible for receipt of such deliveries.

5.2.	The Parties shall co-operate to ensure that the Seller is able to deliver Concentrate Batches at the Delivery Point as and when such Concentrate Batches are ready for delivery. In order to minimise traffic congestion, the Parties shall co-operate to ensure that the deliveries are made outside of peak light vehicle traffic periods, as agreed from time to time between the Parties.

5.3.	The Purchaser shall not be responsible for any handling and logistics relating to Concentrate Batches delivered by the Seller, it being recorded that the Seller's obligations in this regard are to contract with its road carrier in order to supply and deliver the Concentrate to the Delivery Point.

6.	CONCENTRATE SAMPLING

6.1.	A Joint Management Committee (JMC) comprising no more than two (2) members of each party will draft and approve a sampling procedure. The JMC will meet monthly to address operational matters.

6.2.	The Seller shall take four Samples of each Concentrate Batch as dispatched. The Seller shall seal and mark each container containing the Samples taken with a Sample number and one Sample shall be delivered to the Purchaser by the Seller containing the relevant Concentrate Batch at no cost to the Purchaser ("Purchaser's Sample"), one shall be kept by the Seller ("Seller's Sample") and two reference Samples ("Reference Samples") shall be kept by the Seller for umpire assay purposes. The Samples must be retained for a period of three months.

6.3.	The Purchaser has the right to attend and witness the sampling process upon prior written request by Purchaser to Seller).

6.4.	The Samples will be used for purposes of determining the moisture content, as provided for in clause 8.1, of the relevant Concentrate Batch and the assay of each of the Contained Metals in the Concentrate Batch from which the Sample is taken.

6.5.	The Parties shall analyse their respective Samples and shall communicate in writing their determinations of the moisture content and the assay of the Contained Metals and Cr2O3 (Chromium Oxide) in each Concentrate Batch to one another during the first three weeks of the month after delivery of the relevant Concentrate Batch at the Delivery Point. If the Purchaser fails to communicate the determination arising from any Purchaser Sample within the aforesaid period and fails to do so within three Business Days of a written request for such determination, then the determination made by the Seller in respect of the Seller's Sample from the same Concentrate Batch shall be final and binding on the Parties.

6.6.	Differences in the determination of the moisture content and assay of Contained Metals and Cr2O3 in a Concentrate Batch shall be resolved in accordance with clause 8.

7.	CONCENTRATE VOLUMES

7.1.	In respect of each Concentrate Batch, the Purchaser shall weigh the transportation vehicles at the Purchaser's weighbridge situated at the Delivery Point, immediately before and immediately after each Concentrate Batch is off-loaded at the Delivery Point. The net weight of Concentrate delivered to the Purchaser in respect of each Concentrate Batch shall be determined by deducting the weight of the pre-unloading weight from the post-unloading weight of the relevant transportation vehicle as- indicated by the relevant weighbridge measurements.

7.2.	The Seller shall issue a certificate ("Seller's Certificate") stipulating the weight of each transportation vehicle both pre and post loading of a Concentrate Batch and the calculated net weight of the relevant Concentrate Batch.

7.3.	The Seller may from time to time request a current calibration certificate of the Purchaser's weighbridge, which the latter Party shall provide on reasonable notice. The weighbridge of the Purchaser shall be calibrated via a suitably accredited authority, at least annually.

7.4.	The net weight of each Concentrate Batch (as determined in accordance with clause 7.1) together with the determined moisture content (as determined in accordance with clause 6.2) shall be used for purposes of determining the equivalent mass of Concentrate in dry metric tons, delivered by the Seller to the Purchaser for purposes of calculating the purchase price.

8.	CONCENTRATE SPECIFICATIONS AND PENALTIES

8.1.	The Concentrate sold by the Seller to the Purchaser under this Agreement shall comprise an estimated [***]g/t 4E, typically, have the following specifications:

Platinum:	[***]
Palladium:	[***]
Rhodium:	[***]
Gold:	[***]
Iridium:	[***]
Ruthenium:	[***]
Nickel:	[***]
Copper:	[***]
Cr2O3:	[***]
Moisture %:	[***]

The Concentrate will be free from deleterious elements.

Should the Concentrate comprise an average of less than [***]g/t for a delivery month, the Purchaser has the right to refuse payment for said months' deliveries.

8.2.	The following splitting limits shall apply for the relevant Contained Metals and Chromium (Cr2O3) in the Concentrate:

Contained Metal	Splitting Limit (Relative % difference between the Parties' determination of a Sample)
Platinum	[***]
Palladium	[***]
Rhodium	[***]
Gold	[***]
Iridium	[***]
Ruthenium	[***]

Nickel	[***]
Copper	[***]
Chrome	[***]
Moisture	[***]

8.3.	If the difference between the Parties' determination of the assay results in relation to a Sample for any Contained Metal in the Concentrate falls within the splitting limit set out above, then no further assay shall be required, and the assay value of the Contained Metals and Cr2O3 in the Concentrate shall be the arithmetical mean of the Parties' respective assays.

8.4.	If the difference between the Parties' determination of the assay results in relation to a Sample for any Contained Metal and Cr2Os in the Concentrate falls outside the splitting limit set out above, unless otherwise agreed between the parties in writing, the relevant Reference Samples (contemplated in clause 6.1) for independent assay, shall be sent to a mutually agreed independent laboratory or Mintek (Pty) Ltd in Randburg. The results determined by the aforementioned agreed independent laboratory or the Mintek Laboratory, as the case may be, shall save in the event of manifest error, be final and binding on the Parties for purposes of calculating the assay value of the Contained Metals and Cr2O3 in the Concentrate.

8.5.	The cost of the referee analysis shall be shared equally between Parties and the results shall be binding on the parties. The analysis of the shipment shall then be deemed to be the same as the referee analysis.

8.6.	While the Seller envisages that the Concentrate shall meet the specifications set out in clause 8.1, the Seller does not warrant or guarantee the Concentrate specifications and the Seller shall incur no liability of whatever nature to the Purchaser because of the Concentrate not meeting the aforementioned specifications. If the specifications of the Concentrate depart from the specifications set out in clause 8.1 by more than [***]% (relative) beyond the indicated levels for more than [***]% of Concentrate Batches over any continuous 6 Delivery Month period, the Parties shall negotiate in good faith a variation to the terms of this Agreement. If the Parties are unable to agree such variation within 30 days, either Party may terminate this Agreement on fourteen (14) days written notice to the other Party.

9.	CONCENTRATE PRICE, INVOICING AND PAYMENT

9.1.	The Purchase Price payable by the Purchaser to the Seller for Contained Metals in Concentrate delivered by the Seller to the Delivery Point under this Agreement shall be calculated, based on the quantities of Contained Metals ascertained in accordance with clause 8, as follows:

Contained Metal	Price (US Dollar amounts to be converted to South African Rand)
based on the average US Dollar / South African Rand
exchange rate as published by Standard Bank for the Pricing
Period (being the month following delivery)
Platinum	[***] of the daily LBMA/LPPM AM auction price, as averaged over the Pricing Period
Palladium	[***] of the daily LBMA/LPPM AM auction price, as averaged over the Pricing Period
Rhodium	[***] of the NY Dealer Monthly average Bid Price, over the Pricing Period
Gold	[***] of the daily LBMA AM price, as averaged over the Pricing Period
Iridium	[***] of the NY Dealer Monthly average Bid Price, over the Pricing Period
Ruthenium	[***] of the NY Dealer Monthly average Bid Price, over the Pricing Period
Nickel	[***] of the LME cash buyers' price for Nickel as averaged over the quotational period
Copper	[***] of the LME cash buyers' price for Copper as averaged over the quotational period

9.2.	The Purchaser shall provide Seller with such information relating to information requests made by Seller's finance counterparties in terms of Concentrate delivered, Contained Materials therein and refined product produced from Concentrate and any other matters reasonably requested.

9.3.	Within the first seven Business Days of every Month following the Pricing Period (Delivery +1), the Seller shall provide an invoice which complies with the Value-Added Tax Act, 1991 ("Tax Invoice") to the Purchaser for Concentrate delivered to and collected by the Seller under this Agreement.

9.4.	Each Tax Invoice shall reflect amounts payable in respect of the preceding Delivery Month and shall include:

9.4.1.	the total assayed mass of each Contained Metal delivered to the Delivery Point during the relevant Delivery Month;

9.4.2.	the Purchase Price payable for the Contained Metals delivered during the relevant Delivery Month, calculated in accordance with clause 9 taking into account penalties, tf any; and

9.4.3.	the relevant exchange rate and the net amount payable in ZAR by the Purchaser to the Seller for the relevant Delivery Month.

9.5.	The Purchaser shall be obliged to make payment within 30 (thirty) days of the date upon which an invoice is transmitted to the Purchaser via e-mail.

9.6.	Save as otherwise provided for in this Agreement, all amounts due by the Purchaser in terms of or arising out of this Agreement, unless paid within seven (7) days of the due date thereof, shall bear interest at the prime rate of Standard Bank plus [***]% percent (Two Percent) per annum from the due date to the date of payment. All payments to be made by the Purchaser in terms of this Agreement shall be made without set-off, counterclaim or deduction of any kind or exchange (including free from any withholding taxes).

10.	ACCESS TO MINE AND SMELTER COMPLEX

10.1.	The Purchaser shall provide the Seller access to the Delivery Point for the purposes of the Seller making delivery and the Purchaser taking delivery of Concentrate at the Delivery Point in terms of this Agreement.

10.2.	The Seller undertakes that it shall comply with the provisions of the MHS Act and shall adhere to all of the Purchaser's health and safety policies and procedures applicable at the Delivery Point or the Purchaser's mining operation whilst it, its employees or contractors are at the Delivery Point, and/or are on the Purchaser's property.

11.	RISK AND OWNERSHIP

11.1.	Risk in all Concentrate delivered to the Purchaser under this Agreement shall pass to the Purchaser upon delivery of Concentrate by the Seller at the Delivery Point.

11.2.	Ownership of the Contained Metals purchased by the Purchaser under this Agreement shall pass to the Purchaser upon payment for the relevant Concentrate Batch.

12.	WARRANTIES

12.1.	The Seller hereby warrants and undertakes in favor of the Purchaser that:

12.1.1.	it is the lawful holder of Mining Right NW/30/5/1/2/2/2/56 issued by the Department of Mineral Resources;

12.1.2.	it is the owner of the mining and exploration rights related to the Mine and the Concentrate, and is entitled to sell and supply such Concentrate to the Purchaser;

12.1.3.	it shall at times be the true and lawful owner of the Concentrate, under full title, for the duration of this Agreement, as per the terms and conditions contained in the Mining Right issued to it;

12.1.4.	there are no lawful impediments or encumbrances to prevent, obstruct or otherwise prohibit the Seller from selling and delivering the Concentrate to the Purchaser on the basis contemplated in this Agreement;

12.1.5.	no person has any right, entitlement or claim in respect of or to such Concentrate, whether in law, in terms of a contract or otherwise, and no person shall be entitled to institute or otherwise prosecute a competing claim, right or entitlement to such Concentrate.

12.2.	The warranties and representations contained in clause 12.1 are relied upon by the Purchaser and which induced it to enter into this Agreement.

13.	INDEMNITY

13.1.	The Seller and/or its employees and contractors indemnifies and holds the Purchaser harmless from any losses, damages, demands or any injuries howsoever caused or arising because of the Seller's negligence, wilful misconduct or wrongdoing in entering the Purchaser's property and/or supplying and delivering the Concentrate at the Delivery Point.

13.2.	The Seller shall not be liable for any loss or damages of whatsoever nature and howsoever arising which the Purchaser may sustain, because of or consequent upon the acts or omissions of any regulatory authority through no fault of the Seller, whereby the due exercise and enjoyment of either Party's rights under this Agreement shall or may be affected, prejudiced or in any way curtailed.

13.3.	In no circumstances whatsoever shall either Party be liable for any special, punitive, indirect, consequential and/or like damages (including loss of profits or loss of business) which may arise pursuant to this Agreement and/or are sustained by the other Party or its employees or contractors including as a result of the negligent act or omission of the other party or its employees, agents or contractors or other persons for whom in Law it may be liable, whether arising as a result of a breach of the terms of this Agreement or otherwise.

13.4.	The reference to the Seller in this provision includes its employees, agents, and other persons for whom in Law the Seller may be liable. The indemnities contained in this provision and elsewhere in the Agreement also constitute a stipulatio alteri in favour of such persons the benefits of which may be accepted by them at any time.

14.	DISPUTES

14.1.	Should any dispute arise between the Parties with regard to any matter or thing referred to in this Agreement (including but not limited to the implementation, execution, interpretation, rectification, termination or cancellation of the Agreement), the Parties agree that:

14.1.1.	if the dispute relates to any matter in respect of which a specific dispute resolution procedure is set out in this Agreement, the procedure set out in the relevant clause of this Agreement shall be followed; and

14.1.2.	if the dispute relates to any other matter, then representatives from both Parties (who may not be legal representatives who are not employees of either Party) shall meet to review such dispute and to arrive, if possible, at an amicable and negotiated solution with regard thereto. Such meeting shall be held at a venue as agreed upon by the Parties, and failing such agreement, in Johannesburg, and shall be held within 5 (FIVE) calendar days after either Party has called for such a meeting in writing. Such written notice must include details of the dispute and copies of all relevant correspondence and documentation; and

14.1.3.	in the event of the said Representatives being unable to negotiate and agree on an amicable settlement of such dispute, within 1 (ONE) week after such meeting is held or the meeting is not held as requested; then the dispute may be referred by either Party for resolution by arbitration in accordance with the paragraphs hereunder.

14.2.	The arbitration shall be held in Johannesburg and conducted in English in accordance with the rules of the Arbitration Foundation of Southern Africa or its successor (hereinafter referred to as "AFSA") as amended from time to time.

14.3.	Each Party to this Agreement:

14.3.1.	expressly consents to any arbitration in terms of this provision being conducted as a matter of urgency;

14.3.2.	irrevocably authorises the other to apply, on behalf of both Parties, for such arbitration to be conducted on an urgent basis; and

14.3.3.	consents to any order of the arbitrator being made an order of court.

14.4.	AFSA shall be responsible for the appointment of the arbitrator and, where the Parties agree, more than 1 (one) arbitrator may be appointed.

14.5.	Notwithstanding the institution and commencement of arbitration proceedings, either Party may nonetheless approach a Court of Law for relief of an urgent nature in circumstances in which such relief cannot be given or cannot urgently be given by the arbitrator.

14.6.	The arbitration proceedings shall be confidential and neither Party shall disclose to any third party any information regarding the proceedings, the award and/or settlement terms without the prior written consent of the other Party.

14.7.	The provisions of this paragraph shall continue to be binding on the Parties, notwithstanding any termination or cancellation of this Agreement.

14.8.	The provisions of this paragraph constitute an irrevocable consent by the Parties to any proceedings in terms hereof and no Party shall be entitled to withdraw therefrom nor claim at any such proceedings that it is not bound by such provisions.

15.	FORCE MAJEURE

15.1.	If a Force Majeure Event occurs, the affected Party must immediately give the other Party a written notice containing:

15.1.1.	full particulars of the Force Majeure Event including its nature and likely duration;

15.1.2.	obligations of the Party the performance of which is prevented or delayed; and

15.1.3.	nature and extent of the effects of the Force Majeure Event on those obligations.

15.2.	The obligations of the Party affected by the Force Majeure Event are suspended, to the extent that they are affected by the Force Majeure Event, from the date the affected Party gives the written notice until cessation of the Force Majeure Event.

15.3.	On the cessation of the Force Majeure Event which is the subject of a written notice, the Party affected by the Force Majeure Event must:

15.3.1.	immediately give written notice to the other Party of the cessation of the Force Majeure Event; and

15.3.2.	resume performance of the obligations suspended because of the Force Majeure Event.

15.4.	The Party affected by a Force Majeure Event must:

15.4.1.	use its best endeavours to remove the effect of that Force Majeure Event affecting its obligations under this Agreement; and

15.4.2.	report to the other Party in writing (on a regular basis) of the steps taken by it to remove the effect of that Force Majeure Event.

15.5.	Force Majeure Events are events beyond the control of either Party, the occurrence of which could not have been reasonably foreseen at the Signature Date and which despite the exercise of diligent efforts, the Parties were unable to prevent, limit or minimise, including but not limited to war, whether declared or not, revolution, riots, insurrection, civil commotion, invasion, armed conflict, hostile act of foreign enemy, acts of terrorism, sabotage, radiation or chemical contamination, act of God, plague or other serious epidemic, industrial action and strikes, or electricity supply interruptions or power or other utility (including water) failures and which prevents either Party from performing any obligation in terms of this Agreement.

15.6.	If the performance by either Party of any of its obligations under this Agreement is prevented or delayed by a Force Majeure Event for a continuous period ) more than [***]days, the other Party shall be entitled to terminate this Agreement immediately by giving written notice to the Party so affected.

16.	TERMINATION AND/OR CANCELLATION

16.1.	The Parties agree to terminate this Agreement on ten (10) days written notice if there is a substantial downsizing at and/or closure for a period of more than [***]consecutive days, (i) of the Sellers' Mine or Concentrator, and/or (ii) of the Purchaser's facilities necessary to process the Concentrate, whether due to market conditions or otherwise.

16.2.	Each Party shall have the right to immediately cancel this Agreement, without prejudice to any rights which it may have in Law, if the other Party is liquidated, sequestrated or placed under business rescue or any other form of management for the benefit of its creditors, whether provisional or final.

17.	CONFIDENTIALITY

17.1.	The Parties agree to maintain the confidentiality of any Confidential Information that they become acquainted with after the signature of this Agreement.

17.2.	The Parties agree not to divulge or permit to be divulged any aspect of such Confidential Information.

17.3.	The recipient shall not use or attempt to use the Confidential Information in any manner, which will cause or be likely to cause injury or loss to the divulging Party.

17.4.	Save as expressly provided for in this Agreement in relation to the licence provided to the Seller under this Agreement, neither Party will be permitted to use the other's Confidential Information for their own benefit.

17.5.	The provisions of this clause 17 shall survive the termination of this agreement and endure for a period of 2 (two) years thereafter.

18.	BREACH

Should either of the Parties ("the Defaulting Party") commit a breach of any provision of this Agreement and fail to remedy such breach within [***]Business Days of receiving written noticemfrom 'any other Party ("the Aggrieved Party") requiring the Defaulting Party to do so, then the Aggrieved Party shall be entitled, without prejudice to its other rights in Law, to

18.1.	cancel this Agreement; and/or

18.2.	claim immediate specific performance of all of the Defaulting Party's obligations, in any event without prejudice to the Aggrieved Party's right to claim damages.

19.	IMPLEMENTATION AND GOOD FAITH

19.1.	The Parties undertake to do all such things, perform all such acts and take all steps to procure the doing of all such things and the performance of all such acts, as may be necessary or incidental to give or conducive to giving effect to the terms, conditions and purposes of this Agreement.

19.2.	The Parties shall at all times during the continuance of this Agreement observe the principles of good faith towards one another in the performance of their obligations in terms of this Agreement. This implies, without limiting the generality of the foregoing, that they:

19.2.1.	will at all times during the term of this Agreement act reasonably, honestly and in good faith;

19.2.2.	will perform their obligations arising from this Agreement diligently and with reasonable care;

19.2.3.	make full disclosure to each other of any matter that may affect the implementation of this Agreement or the negotiations for the consummation of this Agreement.

20.	GENERAL

20.1.	None of the Parties will be entitled to cede or assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties. This Agreement shall be binding on the Parties' successors in title or assigns, in terms of which:

20.1.1.	the Seller shall notify the Purchaser immediately should the Sale Transaction have been concluded, the effect of which is that one of the Parties referred to in clause 2.1 becomes the Seller under this Agreement; and/or

20.1.2.	should the Mining Right held by the Seller over the Mine be transferred to another party, the Seller shall notify the Purchaser of the date when Ministerial or regulatory approval is obtained for such transfer (whether under Section 11 of the Mineral Petroleum Resources Development Act of 2002, or otherwise), in which event the new Mining Right holder shall be deemed to be the Seller's successor in title for all intents and purposes under this Agreement, and which party shall be bound by the terms and conditions contained in this Agreement.

20.2.	No addition to, variation of or deletion from any of the terms and conditions of this Agreement will be of any force or effect unless reduced to writing and signed by the Parties. This requirement will only be satisfied if such amendment or variation is made in a written, paper based form.

20.3.	This Agreement constitutes the entire agreement between the Parties in regard to the subject matter dealt with herein and none of the Parties will be liable for any warranties or representations that are not recorded in writing in this Agreement.

20.4.	Any extension of time or other indulgence, which any Party may grant to any other Party in regard to the performance of any obligations under this Agreement, will not constitute a waiver by that Party of any of its rights under this Agreement.

20.5.	No remedy conferred by this Agreement is intended to be exclusive of any other remedy which is otherwise available under any Law. Each remedy shall be cumulative and in addition to every other remedy given under this Agreement or under any existing or future Law. The election of any one or more remedies by a Party shall not constitute a waiver by such Party of the right to pursue any other remedy.

20.6.	if any provision of this Agreement, which is not material to its efficacy as a whole, is rendered void, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the Parties shall endeavour in good faith to agree to an alternative provision to the void, illegal or unenforceable provision.

21.	DOMICILIUM

21.1.	The Parties choose as their respective domicilia citandi et executandi ("Domicilium") for all purposes arising from or pursuant to this Agreement, as follows:

21.1.1.	Seller

Address:	[***]

Attention:	[***]

Email:	[***]

21.1.2.	Purchaser

Address:	[***]

Attention:	[***]

Email:	[***]

21.2.	Any of the Parties shall be entitled from time to time, by written notice to the other Parties, to vary its Domicilium to any other address within the Republic of South Africa which is not a post office box or poste restante.

21.3.	Any notice given and any payment made by any Party to the other Party ("the Addressee") which:

21.3.1.	is delivered by hand during the normal business hours of the Addressee at the Addressee's Domicilium for the time being shall be rebuttably presumed to have been received by the Addressee at the time of such delivery;

21.3.2.	in the case of a notice, transmitted by e-mail, during the normal business hours of the Addressee, shall be rebuttably presumed to have been received by the Addressee on the first Business Day after the time of such delivery or successful transmission, as evidenced by the electronic confirmation of receipt;

21.3.3.	is delivered by courier to the Addressee's Domicilium at the relevant time shall be rebuttably presumed to have been received by the Addressee on the third Business Day after the date on which it is delivered to the Addressee.

21.4.	Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by the Addressee shall be regarded as an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen Domicilium.

22.	APPLICABLE LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the Laws of the Republic of South Africa.

23.	COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original but which taken together shall constitute one and the same instrument.

SIGNED AT CENTURION ON THE 20th DAY OF JUNE 2022.

AS WITNESSES	For:	PILANESBERG PLATINUM (PTY) LTD

1. [Illegible]

/s/ Erich Clarke

2. [Illegible]
Full names: Erich Clarke
who warrants his authority to sign.

SIGNED AT____________________ ON THE ___________ DAY OF ___________ 2022.

AS WITNESSES	For:	NORTHAM PLATINUM LIMITED

1. ______________________________________

2. ______________________________________		/s/ [Illegible]

Full names: [Illegible]